                                                                    EXHIBIT 3.49


                  STATE OF MARYLAND - LIMITED LIABILITY COMPANY

                            ARTICLES OF ORGANIZATION

                                       OF

                           SYNAGRO - BALTIMORE L.L.C.


1.   The name of the limited liability company is Synagro - Baltimore L.L.C.

2.   The period of duration of the limited liability company is 12/31/2095.

3. The purpose of the limited liability company is to pursue environmental projects involving water, wastewater and biosolids.

4. The address of the limited liability company in Maryland is 300 East Lombard Street, Baltimore, Maryland 21202.

5.   The name and address of its resident agent in the State of Maryland is CSC
     - Lawyers Incorporating Service Company, 300 Lombard Street, Baltimore, Maryland 21202.


     IN WITNESS WHEREOF, the undersigned has executed these Articles of Organization of SYNAGRO - BALTIMORE L.L.C. this 29th day of May 1996.



                                          /s/ Michael E. Otiel
                                          -------------------------------------
                                          Authorized Signer